                                                                     Exhibit 3

                               TABLE OF CONTENTS
ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      NAME, OBJECT AND OFFICES . . . . . . . . . . . . . . . . . . . . . .   1
            SECTION 1.  NAME . . . . . . . . . . . . . . . . . . . . . . .   1
            SECTION 2.  OBJECT . . . . . . . . . . . . . . . . . . . . . .   1
            SECTION 3.  OFFICES. . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . .   1
            SECTION 1.  ANNUAL MEETING . . . . . . . . . . . . . . . . . .   1
            SECTION 2.  SPECIAL MEETINGS . . . . . . . . . . . . . . . . .   1
            SECTION 3.  NOTICES OF MEETINGS. . . . . . . . . . . . . . . .   2
            SECTION 4.  QUORUM . . . . . . . . . . . . . . . . . . . . . .   2
            SECTION 5.  VOTING LISTS . . . . . . . . . . . . . . . . . . .   2
            SECTION 6.  VOTING.. . . . . . . . . . . . . . . . . . . . . .   2
            SECTION 7.  PROXIES. . . . . . . . . . . . . . . . . . . . . .   2
            SECTION 8.  MANNER OF CONDUCTING MEETINGS. . . . . . . . . . .   3

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
            SECTION 1.  POWERS AND DUTIES. . . . . . . . . . . . . . . . .   3
            SECTION 2.  DUTIES OF DIRECTORS. . . . . . . . . . . . . . . .   3
            SECTION 3.  NUMBER AND QUALIFICATION OF BOARD OF DIRECTORS.. .   3
            SECTION 4.  ELECTION AND TERM OF OFFICE. . . . . . . . . . . .   3
            SECTION 5.  VACANCIES. . . . . . . . . . . . . . . . . . . . .   4
            SECTION 6.  ANNUAL MEETING.. . . . . . . . . . . . . . . . . .   4
            SECTION 7.  MONTHLY MEETINGS.. . . . . . . . . . . . . . . . .   4
            SECTION 8.  SPECIAL MEETING. . . . . . . . . . . . . . . . . .   4
            SECTION 9.  QUORUM.. . . . . . . . . . . . . . . . . . . . . .   4
            SECTION 10. PRESIDING OFFICER. . . . . . . . . . . . . . . . .   4
            SECTION 11. REMOVAL OF DIRECTORS.. . . . . . . . . . . . . . .   4
            SECTION 12. COMPENSATION OF DIRECTORS AND OFFICERS.. . . . . .   5
            SECTION 13. LOANS TO DIRECTORS.  The corporation may make
                  loans to directors to the greatest extent permitted by law.


                                  ARTICLE IV.. . . . . . . . . . . . . . .   5
      OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            SECTION 1.  OFFICERS.. . . . . . . . . . . . . . . . . . . . .   5
            SECTION 2.  CHAIRMAN, VICE CHAIRMAN, AND PRESIDENT.. . . . . .   6
            SECTION 3.  SECRETARY. . . . . . . . . . . . . . . . . . . . .   6
            SECTION 4.  TREASURER. . . . . . . . . . . . . . . . . . . . .   7
            SECTION 5.  OTHER OFFICERS.. . . . . . . . . . . . . . . . . .   7

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            SECTION 1.  QUALIFICATIONS.. . . . . . . . . . . . . . . . . .   7
            SECTION 2.  PROCEDURES.. . . . . . . . . . . . . . . . . . . .   8
            SECTION 3.  MEMBERSHIP TRANSFER AND CERTIFICATES.. . . . . . .   8
            SECTION 4.  GUARANTEE FUND.. . . . . . . . . . . . . . . . . .   8
            SECTION 5.  DELINQUENT ACCOUNTS OF STOCKHOLDER.. . . . . . . .   8
            SECTION 6.  RESIGNATION OF STOCKHOLDERS. . . . . . . . . . . .   8
            SECTION 7.  STOCKHOLDER'S CHANGE OF LOCATION.. . . . . . . . .   9
            SECTION 8.  INACTIVE STOCKHOLDER.. . . . . . . . . . . . . . .   9
            SECTION 9.  ASSIGNMENT OF INTEREST.. . . . . . . . . . . . . .   9
            SECTION 10. INSOLVENT OR BANKRUPT STOCKHOLDER. . . . . . . . .   9
            SECTION 11. BOOK VALUE OF STOCK. . . . . . . . . . . . . . . .   9

ARTICLE VI.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      CHARGES AGAINST STOCKHOLDERS . . . . . . . . . . . . . . . . . . . .  10
            SECTION 1.  BOARD'S RIGHT TO EXPEL.. . . . . . . . . . . . . .  10

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      PATRONAGE REFUNDS FROM OCTOBER 1, 1956 . . . . . . . . . . . . . . .  10
            SECTION 1.  PAYMENT AMOUNT.. . . . . . . . . . . . . . . . . .  10
            SECTION 2.  FORM OF PAYMENT. . . . . . . . . . . . . . . . . .  11
            SECTION 3.  TAX TREATMENT. . . . . . . . . . . . . . . . . . .  11
            SECTION 4.  CORPORATION'S SET-OFF AND FIRST LIEN RIGHTS. . . .  12

ARTICLE VIII.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
            SECTION 1.  DIVIDENDS ON STOCK.. . . . . . . . . . . . . . . .  12

ARTICLE IX.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
            SECTION 1.  REQUIREMENTS.. . . . . . . . . . . . . . . . . . .  12

                                    BYLAWS

                                      OF

                             UNITED GROCERS, INC.

                               January 22, 1983


                                  ARTICLE I.

                           NAME, OBJECT AND OFFICES

      SECTION 1. NAME. The name of this corporation shall be "UNITED GROCERS, INC."

      SECTION 2. OBJECT. The object of this corporation shall be to concentrate its buying powers, and further to promote the mutual benefit and protection of its members (hereinafter referred to as "Stockholders") and to exercise the rights and privileges and powers enumerated in its Articles of Incorporation, all in the conduct of business on a cooperative basis.

      SECTION 3. OFFICES. The principal place of business of this corporation shall be in Clackamas County, State of Oregon.


                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETING. An Annual Meeting of the Stockholders shall be held at the office of the corporation in Clackamas County, Oregon, on the second legal Monday of January of each year, at the hour of eight o'clock (8:00 p.m.), of said day and date, or at such other place or on such other date and time as the Board of Directors may determine. Notice of the Annual Meeting of the Stockholders shall be mailed by the Secretary to each Stockholder at least ten (10) days before the date of said Annual Meeting.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the Stockholders for any purpose or purposes whatsoever may be called at any time by the Chairman or by a majority of the Board of Directors, or by at least one-tenth (1/10th) of the Stockholders. Such calls must be in writing and addressed to the Secretary who must thereupon give notice of the time, place, and object of the meeting and by whose order it is called. In the event of such call, notice must be given to each Stockholder by the Secretary by mailing a copy of said notice to each Stockholder at least ten (10) days before such meeting. If the Secretary refuses to give the notice, or if there is no Secretary, the call may be addressed directly to the Stockholders, and be served as a notice in like manner as if served by the Secretary, in which case it must specify the time, place, and object of meeting.

      SECTION 3. NOTICES OF MEETINGS. The Secretary shall mail a written notice to each Stockholder not less than ten (10) days or more than sixty (60) days prior to the meeting, of either Annual or Special Meetings of Stockholders, by depositing said notice in United States Post Office directed to the last known post office address of the Stockholder as appears on the stock transfer books of the corporation with postage thereon prepaid.




As Amended Effective January 13, 1996

      SECTION 4. QUORUM. The presence in person or by proxy of at least one-third (1/3) of the Stockholders entitled to vote and who possess one-third (1/3) of the total number of votes eligible to be cast at any meeting shall constitute a quorum for the transaction of business. The Stockholders present at a meeting duly called at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

      SECTION 5. VOTING LISTS. The Secretary shall make, at least ten (10) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares and votes held by each, which list, for a period of two (2) days prior to such meeting, shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any Stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

      SECTION 6. VOTING. Except as otherwise required by law, at all meetings of Stockholders, each Stockholder of record shall be entitled to one vote and one vote only irrespective of number of shares owned, which said vote may be exercised in person or by proxy. No Stockholder shall have the right to cumulate his votes in any election for Directors, or in any other matter. All elections must be by ballot and held in accordance with these Bylaws. Other voting may be by voice or by ballot.

      SECTION 7. PROXIES. Every person entitled to vote or execute consents shall have the right to do so, either in person or by written proxy executed by such person, and bearing a date not more than sixty (60) days prior to any meeting of the Stockholders at which said proxy is to be used, and filed with the Secretary of the corporation, and which by statute or by its own specific terms continues in full force and effect at the time of said meeting. All proxies shall be filed with the Secretary of the corporation by the date of any scheduled meeting at which the proxy is to be used.

      SECTION 8. MANNER OF CONDUCTING MEETINGS. The presiding officer at each meeting of the Stockholders or Board of Directors shall render a decision on all procedural matters at such meetings, whose decision shall be final.
All meetings shall be conducted in a manner so as to encourage meaningful participation and discussion, while expediting the decision making process.


                                 ARTICLE III.

                                   DIRECTORS

      SECTION 1. POWERS AND DUTIES. The Board of Directors shall have the power to manage, conduct, and control the affairs of the corporation and to make rules and regulations not inconsistent with the laws of the State of Oregon, or the Bylaws of the corporation, for the guidance of the officers and management of the affairs of the corporation and to do any and all things necessary and proper to carry out all or any of the purposes of the corporation.

      SECTION 2. DUTIES OF DIRECTORS. It shall be the Directors' duties to cause to be kept a complete record of all their proceedings and acts and the proceedings of the Stockholders and present a full statement at the regular Annual Meeting of the Stockholders, showing in detail the assets and liabilities of the corporation and general condition of its affairs and to generally supervise through the President the affairs of the corporation.

      SECTION 3. NUMBER AND QUALIFICATION OF BOARD OF DIRECTORS. The Board of Directors shall consist of nine (9) Directors, each elected for a term of three (3) years. Three (3) Directors shall be elected each year. Directors are not eligible for re-election until one (1) year has elapsed from the date said term has expired.

      SECTION 4. ELECTION AND TERM OF OFFICE. The Chairman shall, on or before the first day of each November preceding the Annual Meeting of the Stockholders of the corporation, appoint a nominating committee of three (3) Stockholders, none of whom shall be a Director except those in the last year of their term. The duties of this committee shall be to select names of at least two qualified Stockholders to be nominated for each vacancy on the Board of Directors to be filled. The nominating committee shall submit its list of candidates so selected to the Secretary of the corporation on or before November 30th of each year. Thereafter, and not later than December 31st of each year, additional nominations for Director may be made and designated by a written petition signed by at least five Stockholders and delivered to the Secretary of the corporation. Notice of all nominations shall be given to each Stockholder along with notice of the Annual Meeting as provided in
Article II, Section 3 of these Bylaws. The Stockholders shall elect from the nominees so designated the Board of Directors by ballot at the Annual Meeting of the Stockholders, and the nominees receiving the highest number of votes cast shall hold office for the term of years to which he/she has been elected or until his/her successor shall have been elected, qualified, and installed.

      SECTION 5. ELECTION AND TERM OF OFFICE. Not later than December 31st of each year, nominations for Director may be made and designated by a written petition signed by at least five Stockholders and delivered to the Secretary of the corporation. Notice of all nominations shall be given to each Stockholder along with notice of the Annual Meeting as provided in Article II,
Section 3 of these Bylaws. The Stockholders shall elect from the nominees so designated the Board of Directors by ballot at the Annual Meeting of the Stockholders, and the nominees receiving the highest number of votes cast shall hold office for the term of years to which he/she has been elected or until his/her successor shall have been elected, qualified, and installed.

      SECTION 6. VACANCIES. Vacancies by death, resignation, or otherwise in the Board of Directors shall be filled by a majority vote of the remaining Directors, and such person shall hold office until election of his/her successor.

      SECTION 7. ANNUAL MEETING. The Annual Meeting of the Board of Directors shall be held immediately upon adjournment of the Annual Stockholders' Meeting of this corporation. This section of the Bylaws shall constitute due and legal notice of said meeting. The Annual Meeting of the Board of Directors may be held at such other place or on such other day and time as determined by the Chairman of Board of Directors. The Secretary shall notify the Directors, in writing, of any change in date or place of the Annual Meeting of the Board of Directors at least ten (10) days in advance of such meeting.

      SECTION 8. MONTHLY MEETINGS. A regular monthly meeting of the Board of Directors shall be held on the second Wednesday of each month at the office of the corporation in Clackamas County, Oregon, at the hour of two o'clock
(2:00 p.m.). This section of the Bylaws shall be the only notice of such meeting and no other notice is required. The monthly meeting may be held at such other place or on such other day and time as the Chairman may direct.
The Secretary shall then notify the Directors, in writing, of the change in date, time, and place of the monthly meeting.

      SECTION 9. SPECIAL MEETING. Special meetings of the Board of Directors shall be held at any time at the call of the Chairman, or of any three (3) of the Directors. Written notice of special meetings shall be given to the Directors at least 48 hours prior to the time of the said meeting, and the notice shall state generally the business to be transacted at the said Special Meeting.

      SECTION 10. QUORUM. A majority of the number of Directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board of Directors. A Director shall be counted as present at any meeting at which the director is able to participate in all discussions and hear all other Directors present.

      SECTION 11. PRESIDING OFFICER. The Chairman and Secretary of the corporation shall act as Chairman and Secretary, respectively, of all meetings, unless the Chairman or Secretary, as the case may be, shall appoint another person to act in his or her stead.

      SECTION 12. REMOVAL OF DIRECTORS. The Board of Directors or any member thereof may be removed from office with or without cause by a vote of a majority of the Stockholders of the corporation at a meeting held expressly for that purpose after previous notice has been given of the time, place, and intention to propose such removal. Meetings of Stockholders for this purpose may be called by the Chairman, or by a majority of the Directors, or by at least one-tenth (1/10) of the Stockholders. Such calls must be in writing and addressed to the Secretary who must thereupon give notice of the time, place, and object of the meeting and by whose order it is called. In the event of such call, notice must be given each Stockholder at least ten (10) days before such meeting. If the Secretary refuses to give the notice, or if there is no Secretary, the call may be addressed directly to the Stockholders and be served as a notice in like manner as if served by the Secretary, in which case it must specify the time, place, and object of the meeting. In case the Board (or any member or members thereof) is removed, a new Board (or member or members in place of the member or members so removed) may be elected at the same meeting.

      SECTION 13. COMPENSATION OF DIRECTORS AND OFFICERS. The Board of Directors shall be entitled to, and shall receive, compensation for each regular or special meeting of the Board of Directors attended by them in the following amounts: $10.00 for each Director and $25.00 for the Chairman of the organization. The Board of Directors shall also be allowed reasonable travel expenses when actually engaged in the business of the corporation.
Such compensation and travel expenses shall be paid out of the general fund of the corporation.

      The President shall receive such compensation as the Board of Directors shall from time to time fix and determine.

      SECTION 14. LOANS TO DIRECTORS. The corporation may make loans to directors to the greatest extent permitted by law.


                                  ARTICLE IV.

                                   OFFICERS

      SECTION 1. OFFICERS. The officers of this corporation shall be a Chairman, a Vice Chairman, a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors deem necessary. The Chairman and Vice Chairman shall be elected by majority vote of the Board of Directors at their Annual Meeting each year, and each shall hold office for a period of one (1) year thereafter or until his/her successor shall have been elected, qualified, and installed. Only those persons serving on the Board of Directors of the corporation shall be eligible to hold the office of Chairman or Vice Chairman. All other officers of the corporation shall be appointed by the Board of Directors, each of them shall hold office until removed, with or without cause, by the Board of Directors, or until the prior death or resignation of such officer. The offices of President, Secretary, and Treasurer may be held by the same person if so determined by the Board of Directors.

      SECTION 2. CHAIRMAN, VICE CHAIRMAN, AND PRESIDENT. It shall be the duty of the Chairman to preside at all meetings of the Stockholders and Directors, sign all certificates of stock, contracts, and other instruments in writing which the Board of Directors have authorized him/her to do; he/she shall call special meetings of the Board of Directors whenever he/she deems it for the best interest of the corporation so to do or when requested to call a special meeting by three (3) or more Directors of this corporation and discharge all other duties required of him/her by this corporation.

      The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Board of Directors shall prescribe. If at any time the Chairman or Vice Chairman shall be unable to act, the Board of Directors shall appoint some other member of the Board to do so, in whom shall be vested for the time being, all of the duties and functions of the office of the Chairman.

      The President shall be the chief executive officer and have the general powers and duties of supervision and management of the business of the corporation, subject to the control of the Board of Directors of the corporation. The President shall sign all contracts and other instruments in writing which the Board of Directors have authorized him/her to do, and shall perform such other duties as the Board of Directors may prescribe or require.

      SECTION 3.  SECRETARY.  It shall be the duty of the Secretary:

            First: To keep a record of the meetings and proceedings of the Board of Directors and of the Stockholders, and of the appointments and other general acts of the Chairman.

            Second: To maintain the stock book and to fill out and countersign all stock certificates issued; to sign as Secretary all contracts in writing, including those which have been approved by the Board of Directors and including those contracts which are also hereinbefore provided to be signed by the Chairman.

            Third: To keep the seal of the corporation and attach same to all deeds, contracts, and other instruments requiring the same.

            Fourth: To keep a record of all Stockholders and to serve all notices required by law or the Bylaws of this corporation and in case of his/her absence, inability, refusal, or neglect so to do, then such notice may be served by any person thereunto directed by the Chairman or Vice Chairman of this corporation.

            Fifth: To perform all general duties of such office and such other duties as the Board of Directors may prescribe or require.

      SECTION 4.  TREASURER.

      First: The Treasurer shall receive all funds of the corporation and keep them in a depository selected by the Board of Directors and see that the same are only paid out on the check of the properly authorized person as designated by the Board of Directors. This person shall furnish a bond for the faithful performance of his/her duties in a sum determined by the Board of Directors with some reliable surety company as surety, the expense of said bond to be borne by the corporation.

      Second: At each Annual Meeting of the Stockholders, he/she shall submit a complete statement of assets and liabilities and an operating statement and such other reports as may be required by the Board of Directors.

      Third: He/she shall discharge such other duties, pertaining to his/her office as shall be prescribed by the Board of Directors.

      SECTION 5. OTHER OFFICERS. Any Vice Presidents and Assistant Vice Presidents appointed by the Board of Directors shall be assigned such responsibilities and duties as shall be specified by the Board of Directors. Any Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Any Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers of the Board of Directors may from time to time prescribe.


                                  ARTICLE V.

                                  MEMBERSHIP

      SECTION 1.  QUALIFICATIONS.

      First: Applicants must be engaged in the retail grocery business and must be acceptable to the Board of Directors of this corporation.

      Second: Upon acceptance of the application for membership, the applicant shall purchase shares of stock for each store owned by applicant and shall pay for said stock the book value thereof as defined by these Bylaws. The number of shares initially required per store and method of payment shall be determined by the Board of Directors and revised from time to time at their discretion.

      SECTION 2. PROCEDURES. All applications for membership shall be referred to the Board of Directors to be acted upon at the first Directors' meeting held after application is received. The Board of Directors by majority vote shall have the power to "accept" or "reject" all applications for membership in the organization.

      SECTION 3. MEMBERSHIP TRANSFER AND CERTIFICATES. The stock of this corporation shall not be transferable, is not negotiable, and is subject to all the Bylaws of this corporation. All stock certificates shall contain such stipulations as the Board of Directors may approve, and shall be signed by the Chairman or President and the Secretary of this corporation, under the seal of the corporation. The corporation shall keep and retain the sole exclusive right to redeem, repurchase, take up, cancel, and control said stock. The stock certificate shall be an evidence of membership in this corporation, subject to these Bylaws and the conditions and stipulations enumerated and contained in such stock certificate.

      SECTION 4. GUARANTEE FUND. The stock of this corporation is expressly made a guarantee fund to this corporation and/or its subsidiaries for any and all advance, debts, liabilities, and obligations of every kind and nature of the owner thereof to this corporation and/or its subsidiaries. Before any payment for stock shall be made by this corporation, upon the resignation, withdrawal, or expulsion of such owner, or upon any other termination of said membership, this corporation shall be entitled to deduct from the book value of said stock all of such advances, debts, liabilities, and obligations of every kind and nature of said Stockholder to this corporation and/or its subsidiaries.

      SECTION 5. DELINQUENT ACCOUNTS OF STOCKHOLDER. Statements of account shall be rendered weekly in such manner as from time to time shall be prescribed by the Board of Directors, including the imposition of due dates and financial charges for failure to comply with said payment policy.

      SECTION 6. RESIGNATION OF STOCKHOLDERS. Any Stockholder resigning his/her membership or whose membership is terminated for any reason shall surrender his/her stock to the corporation. Upon delivery of said stock and acceptance of the resignation, the Board of Directors shall pay to the Stockholder the book value of the surrendered stock as of the date of resignation or termination less any indebtedness owed by the Stockholder to the corporation and/or its subsidiaries. The Board of Directors may elect to pay book value for shares in excess of the number initially required of the resigning or terminating Stockholder per Article V, Section 1, less any indebtedness to the corporation and/or its subsidiaries in twenty (20) equal quarterly principal installments, together with a variable interest rate as provided in the United Grocers Capital Investment Notes, or may pay for such shares in such other manner as the Board of Directors from time to time may determine.

      SECTION 7. STOCKHOLDER'S CHANGE OF LOCATION. Any Stockholder who changes the location of his/her grocery business from that which he/she occupied at the time of his/her application for membership was originally accepted shall notify the Board of Directors of his/her new location.

      SECTION 8. INACTIVE STOCKHOLDER. Any Stockholder who makes no purchases of warehoused merchandise from the corporation for a period of thirty (30) days or more must resign his/her membership and surrender his/her capital stock to the corporation upon order of the Board of Directors.

      SECTION 9. ASSIGNMENT OF INTEREST. A Stockholder shall not assign, transfer, nor set over unto his/her successor in interest, nor any person, his/her stock certificate or any other right or interest such Stockholder may have in this corporation; and if a Stockholder shall do so, or attempt to do so, his/her membership shall immediately terminate and cease.

      SECTION 10. INSOLVENT OR BANKRUPT STOCKHOLDER. Should any Stockholder of this corporation become insolvent or bankrupt or make an assignment for the benefit of creditors, then the membership of the said Stockholder shall cease at the option of the Board of Directors.

      SECTION 11. BOOK VALUE OF STOCK. The book value of stock as referred to in these Bylaws shall be the value accorded thereto in the corporation's fiscal year-end audit by the accounting firm representing the corporation, made in accordance with generally accepted accounting practices, except that in computing book value, there shall be excluded any amount attributable to use of the equity method of accounting for investment in common stock of an investee company less than eighty percent (80%) of whose stock is owned by the corporation. Such established book value will become effective the following January 1 and remain unchanged for the ensuing twelve (12) calendar months. The book value shall be appropriately adjusted to reflect any stock splits, reverse stock splits, stock dividends, or other like changes in capitalization.

                                  ARTICLE VI.

                         CHARGES AGAINST STOCKHOLDERS

      SECTION 1. BOARD'S RIGHT TO EXPEL. The Board of Directors shall have the right to expel a Stockholder from the corporation and to purchase the stock of the said Stockholder at book value less any indebtedness the Stockholder owes the corporation and/or its subsidiaries, subject to payment per Article V, Section 6 for any of the following reasons:

            First: Disclosure of Confidential Information. Any Stockholder who shall reveal, directly or indirectly, any of the workings, plans, prospects, aims, confidential matters, or any other matter or things likely to be a detriment or hindrance to this corporation, to any person whomsoever, unless it to be a person in good standing as a Stockholder of this corporation.

            Second: Misuse of Position. Any officer or Director who shall use his/her office or position for his/her own benefit and/or to the detriment of the corporation or its Stockholders.

            Third:      Purchasing for the Benefit of Non-Stockholder.  Any
Stockholder of this corporation who shall purchase goods, wares, or merchandise, through the efforts of this corporation, for the use and benefit of a Non-Stockholder, whether said use or benefit shall be direct or indirect.

            Fourth:     Violation of Laws.  Any Stockholder who shall commit
any felony against the laws of the State of Oregon and/or of the United
States.

            Fifth:      Violation of Bylaws.  Any Stockholder who violates or
intentionally disregards the Bylaws of the corporation.

            Sixth:      Acting to the Detriment of the Corporation.  Any
Stockholder who conducts himself/herself or his/her business in a dishonorable or dishonest way or commits any act or deed detrimental to the interests and rights of this corporation or of its Stockholders.


                                 ARTICLE VII.

                    PATRONAGE REFUNDS FROM OCTOBER 1, 1956

      SECTION 1. PAYMENT AMOUNT. This organization is a corporation operating on a cooperative basis for the benefit of its Stockholder-members. All the net income of the corporation, excepting that income from sales to Non-Stockholders or extraneous income not qualifying for patronage refunds under the United States Internal Revenue Code, as may be determined at the discretion of the Board of Directors, and after the setting aside by the Board of Directors of such reasonable reserves as they shall determine from time to time to be appropriate for the purpose of adequately providing for the proper facilities and the working capital required to enable the corporation to carry on its business as a cooperative and for the purpose of providing for the expectancy of any losses or contingencies, shall be distributed as patronage refunds to its Stockholders on the basis of "patronage" annually. "Patronage" is hereby defined as each Stockholder's share of the net income distributed on the basis of the percentage that each Stockholder's annual "gross margin earnings" bears to the corporation's total annual "gross margin earnings." "Gross margin earnings" represents the difference between the sales price and the dead net cost of the merchandise sold, not reduced by cost-equalization allowances, on all sales, less sales returns.

      SECTION 2. FORM OF PAYMENT. Not less than twenty percent (20%) of patronage dividends due each Stockholder each year shall be paid in cash. The balance will be paid in capital stock of the corporation or other qualified written notices of allocation, in such amounts and proportions as may be determined by the Board of Directors from time to time, so long as stockholders are treated equally as required by the Internal Revenue Code.
The Board of Directors may from time to time determine the relative proportions of patronage dividends which are to be paid in cash or capital stock to each Stockholder based upon:

            First: Such Stockholder's holding of capital stock or other securities of the corporation.

            Second:     Such Stockholder's deposits in the corporation.

            Third:      Such Stockholder's volume of purchases.

            Fourth: Or such other factors as the Board of Directors may deem appropriate, but in no event less than twenty percent in cash, as required by the Internal Revenue Code.

      SECTION 3. TAX TREATMENT. Each applicant who hereafter applies for and obtains membership in this organization and each Stockholder of this corporation on the effective date of these Bylaws who continues as a Stockholder after such date shall, by such act alone, consent that the amount of any patronage dividend payments with respect to said Stockholder's purchases from this organization occurring after October 1, 1963, which are made in written notices of allocation (as defined in Section 1388 of the United States Internal Revenue Code, as amended by the Revenue Act of 1962) and which are received by said Stockholder from this corporation will be taken into account by said Stockholder at their stated dollar amounts in the manner provided in Section 1385(a) of the United States Internal Revenue Code in the taxable year in which such notices of allocation are received by said Stockholder.

      SECTION 4. CORPORATION'S SET-OFF AND FIRST LIEN RIGHTS. Each Stockholder of this corporation, by his act of becoming or continuing as such a Stockholder, also shall be deemed to have authorized and directed that, prior to the distribution to such Stockholder of any patronage dividends, such patronage dividends may instead be applied by the corporation as an offset against any indebtedness owing at such time to the corporation by such Stockholder, provided, however, that an amount equal to twenty percent (20%) of the total patronage dividends distributable for the applicable year to any such Stockholder shall nevertheless be paid in cash to such Stockholder within eight and one-half (8-1/2) months following the close of such year. In order to secure the payment of any indebtedness owing from time to time by any such Stockholder to the corporation, such Stockholder shall further thereby be deemed to have granted to the corporation a first lien upon: (1) all patronage dividends accrued for the account of such Stockholder with respect to which the corporation possesses such a right of offset prior to distribution thereof to such Stockholder and (2) any document constituting a written notice of allocation which is held by such Stockholder at any time.


                                 ARTICLE VIII.

                                   DIVIDENDS

      SECTION 1.  DIVIDENDS ON STOCK.    The Board of Directors may, in its
discretion, authorize dividends on the stock of the cooperative in an amount not to exceed the net non-patronage sourced income for the year in which the dividend is declared. Such dividend shall also not exceed 8 percent of the book value of such shares in any year.



                                  ARTICLE IX.

                                  AMENDMENTS

      SECTION 1. REQUIREMENTS. These Bylaws may be altered, amended, or repealed at any regular or Special Meeting of the Stockholders, upon a two-thirds (2/3) majority vote of the quorum present, provided said proposed change is submitted to the Stockholders in writing at least ten (10) days prior to such meeting.